Exhibit 99.1

Advent Technologies Holdings Approves Reverse Stock Split

BOSTON, MA -- Advent Technologies Holdings, Inc. (Nasdaq: ADN) (“Advent” or the “Company”) announced today that it will move forward with a 1-for-30 reverse stock split of its issued and outstanding common stock. The Company expects its common stock to begin trading on a split-adjusted basis on the Nasdaq Capital Market (“Nasdaq”) with the opening of trading at a date to be determined by the Company’s Board of Directors.

The reverse stock split was approved on April 30, 2024 by Advent’s Board of Directors, following approval by the Company’s stockholders at a special meeting held on April 29, 2024. The reverse stock split is intended to bring Advent into compliance with Nasdaq’s $1.00 per share minimum bid price requirement for continued listing and to make the Company’s stock more attractive to a broader range of institutional and other investors. Additionally, on April 30, 2024, the Company submitted to Nasdaq its proposed compliance plan to file its Annual Report on Form 10-K on or before May 31, 2024.

Advent’s common stock and publicly traded warrants will continue to trade on the Nasdaq Capital Market under the symbols “ADN” and “ADNWW,” respectively, following the reverse stock split, with new CUSIP numbers. After the reverse stock split, the number of outstanding shares of common stock will be reduced from approximately 77.6 million to approximately 2.6 million, subject to adjustment for fractional shares. No fractional shares will be issued in connection with the split, and stockholders who would otherwise be entitled to a fractional share will receive a proportional cash payment. Proportional adjustments will be made to the number of shares of common stock issuable upon conversion or exercise of the Company’s equity awards and warrants, as well as the applicable conversion or exercise price.

Advent’s transfer agent, Continental Stock Transfer & Trust Company, will act as the exchange agent for the reverse stock split and will provide instructions to stockholders regarding the process. Additional information concerning the reverse stock split can be found in Advent’s definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on March 29, 2024.

About Advent Technologies Holdings, Inc.

Advent Technologies Holdings, Inc. is a U.S. corporation that develops, manufactures, and assembles complete fuel cell systems as well as supplying customers with critical components for fuel cells in the renewable energy sector. Advent is headquartered in Boston, Massachusetts, with offices in California, Greece, Denmark, Germany, and the Philippines. With more than 150 patents issued, pending, and/or licensed for fuel cell technology, Advent holds the IP for next-generation HT-PEM that enables various fuels to function at high temperatures and under extreme conditions, suitable for the automotive, aviation, defense, oil and gas, marine, and power generation sectors. For more information, visit www.advent.energy.

Cautionary Note Regarding Forward-Looking Statements

This press release includes forward-looking statements. These forward-looking statements generally can be identified by the use of words such as “anticipate,” “expect,” “plan,” “could,” “may,” “will,” “believe,” “estimate,” “forecast,” “goal,” “project,” and other words of similar meaning. Each forward-looking statement contained in this press release is subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statement. Applicable risks and uncertainties include, among others, the Company’s ability to maintain the listing of the Company’s common stock on Nasdaq; future financial performance; public securities’ potential liquidity and trading; impact from the outcome of any known and unknown litigation; ability to forecast and maintain an adequate rate of revenue growth and appropriately plan its expenses; expectations regarding future expenditures; future mix of revenue and effect on gross margins; attraction and retention of qualified directors, officers, employees and key personnel; ability to compete effectively in a competitive industry; ability to protect and enhance Advent’s corporate reputation and brand; expectations concerning its relationships and actions with technology partners and other third parties; impact from future regulatory, judicial and legislative changes to the industry; ability to locate and acquire complementary technologies or services and integrate those into the Company’s business; future arrangements with, or investments in, other entities or associations; and intense competition and competitive pressure from other companies worldwide in the industries in which the Company will operate; and the risks identified under the heading “Risk Factors” in Advent’s Annual Report on Form 10-K filed with the Securities and Exchange Commission (“SEC”) on March 31, 2023, as well as the other information filed with the SEC. Investors are cautioned not to place considerable reliance on the forward-looking statements contained in this press release. You are encouraged to read Advent’s filings with the SEC, available at www.sec.gov, for a discussion of these and other risks and uncertainties. The forward-looking statements in this press release speak only as of the date of this document, and the Company undertakes no obligation to update or revise any of these statements. Advent’s business is subject to substantial risks and uncertainties, including those referenced above. Investors, potential investors, and others should give careful consideration to these risks and uncertainties.